UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 26, 2004

World Wide Web, Inc.

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(Exact name of registrant as specified in its charter)

Nevada

State or other jurisdiction of incorporation or organization

000-3317

Commission File No.

88-0440630

(I.R.S. Employer Identification No.

4850 W. Flamingo Rd. #23 Las Vegas Nevada 89103

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(Address of principal executive offices)

Registrant's telephone number, including area code: (702)-325-7700

 ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         See Item 2.

 ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Effective August 16, 2004, Worldwide Web, Inc., (the "Company") and CityCaps, a private Company operating in the People’s Republic of China, entered into a Acquisition Agreement ("Agreement") relating to the acquisition of CityCaps by the Company such that CityCaps becomes a wholly owned subsidiary thereof.  In this Agreement, the parties agree to the issuance of 8,000,000 restricted shares of common stock of the Company to CityCaps as consideration for 100% equity ownership and control.

The summary of certain provisions of the Agreement set forth above is qualified in its entirety by reference to the specific terms and provisions of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The Company anticipates amending this filing by including audited financial statements in the near future.

 ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

 ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

 ITEM 5.  OTHER EVENTS.

         Not applicable.

 ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  The financial statements required in connection with the acquisition of CityCaps described above will be provided by an amendment to this report filed within 60 days of the date hereof.

         (b)      Pro forma financial information.

                  The pro forma financial information required with respect to the  acquisition of CityCaps described  above will be provided by an amendment to this report filed within 60 days of the date hereof.

 (c) EXHIBITS.

The following exhibits are filed with this report:

Exhibit No.

Description of Exhibit

99.1

Acquisition Agreement dated August 16, 2004.

 ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

See Item 2.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to  be signed by the undersigned hereunto duly authorized.

Date: August 25, 2004

World Wide Web, Inc.

/s/Herb Sider

Herb Sider, PRESIDENT